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Exhibit 4.9

EXECUTION COPY

AMENDMENT AND RESTATEMENT AGREEMENT

Dated 2nd December, 2004

Between

PREEM PETROLEUM AB (publ)

as borrower

PREEM HOLDINGS AB (publ)

as guarantor

and

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

as Facility Agent

relating to a €325,000,000 Facilities Agreement dated 28th June, 2004 with amendment co-ordinated by

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

and

SVENSKA HANDELSBANKEN AB (publ)

THIS AGREEMENT is dated 2nd December, 2004

BETWEEN:

(1)
PREEM PETROLEUM AB (publ) (the Company);

(2)
PREEM HOLDINGS AB (publ) as guarantor (the Parent);

(3)
THE FINANCIAL INSTITUTIONS listed in the signature pages to this Agreement as Lenders (in this capacity the Lenders);

(4)
SKANDINAVISKA ENSKILDA BANKEN AB (publ) and SVENSKA HANDELSBANKEN AB (publ) (in this capacity the Mandated Lead Arrangers);

(5)
SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) and SVENSKA HANDELSBANKEN AB (publ) (in this capacity the Co-ordinators); and

(6)
SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) as facility agent (in this capacity the Facility Agent).

BACKGROUND

This Agreement is supplemental to and amends a credit agreement dated 28th June, 2004 between, among others, the Company as borrower, the Parent as guarantor and the Facility Agent (the Credit Agreement).

IT IS AGREED as follows:

1.     INTERPRETATION

1.1   Definitions

(a)
In this Agreement:

  Appointment Letter means the letter dated 27th October, 2004 between the Company and the Co-ordinators.

  Effective Date means the date of this Agreement.

  Amended and Restated Credit Agreement means the Credit Agreement as amended and restated in the form set out in Schedule 1 (Amended and Restated Credit Agreement).

(b)
Capitalised terms defined in the Amended and Restated Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2   Construction

  The principles of construction set out in the Amended and Restated Credit Agreement will have effect as if set out in this Agreement.

2.     AMENDMENTS AND ACKNOWLEDGEMENTS

2.1
The Credit Agreement shall, with effect on and from the Effective Date, be amended and restated in the form set out in Schedule 1 (Amended and Restated Credit Agreement) so that the rights and obligations of the parties to this Agreement relating to their performance under the Credit Agreement shall on and after the Effective Date, be governed by and construed in accordance with the terms of the Amended and Restated Credit Agreement.

1

2.2
The Parent's obligations and assurances under Clause 16 (Guarantee and Indemnity) of the Credit Agreement remain and will remain in full force and effect and apply to the Obligors' obligations under the Amended and Restated Credit Agreement and the Finance Documents as defined therein.

3.     REPRESENTATIONS

  The Representations set out in Clause 17 (Representations) of the Credit Agreement are made by each of the Obligors (as appropriate) on the date of this Agreement and on the Effective Date, in each case as if references to the Credit Agreement are references to the Credit Agreement as amended and restated by this Agreement with reference to the facts and circumstances then existing.

4.     FEES

  The Company must pay to the Facility Agent within five days of the date of this Agreement:

  (a)
  the amendment fee for the Lenders; and

  (b)
  the co-ordination fee for the Co-ordinators,

  in each case in an amount and in the manner referred to in the Appointment Letter.

5.     EXPENSES

  The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees), supported by an invoice or other evidence of incurrence, reasonably incurred by it in connection with the negotiation, preparation, printing, execution of this Agreement.

6.     MISCELLANEOUS

6.1
Each of this Agreement, the Amended and Restated Credit Agreement and the Appointment Letter, is a Finance Document.

6.2
Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, on and from the Effective Date, the Credit Agreement and this Agreement will be read and construed as one document.

7.     GOVERNING LAW

  This Agreement is governed by English law.

8.     ENFORCEMENT

8.1   Jurisdiction

(a)
The English courts have non-exclusive jurisdiction to settle any dispute in connection with this Agreement.

(b)
The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

2

(c)
This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(i)
proceedings in any other court; and

(ii)
concurrent proceedings in any number of jurisdictions.

8.2   Service of process

(a)
Each Obligor not incorporated in England and Wales irrevocably appoints LeBoeuf, Lamb Corporate Services Limited, No. 1 Minster Court, London EC3R 7YL as its agent under this Agreement for service of process in any proceedings before the English courts.

(b)
If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c)
Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)
This Clause does not affect any other method of service allowed by law.

8.3   Waiver of immunity

  Each Obligor irrevocably and unconditionally:

  (a)
  agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to this Agreement and to ensure that no such claim is made on its behalf;

  (b)
  consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

  (c)
  waives all rights of immunity in respect of it or its assets.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

3

SCHEDULE 1

To the Amendment and Restatement Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

4

SIGNATORIES

To the Amendment and Restatement Agreement

Company

PREEM PETROLEUM AB (publ)

By: /s/ Michael G:son Löw

By: /s/ Per Höjgård

Parent

PREEM HOLDINGS AB (publ)

By: /s/ Michael G:son Löw

By: /s/ Per Höjgård

Mandated Lead Arrangers

SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By: /s/ Åsa Samuelsson

SVENSKA HANDELSBANKEN AB (publ)

By: /s/ Åsa Samuelsson

Co-ordinators

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By: /s/ Åsa Samuelsson

SVENSKA HANDELSBANKEN AB (publ)

By: /s/ Åsa Samuelsson

Lenders

SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By: /s/ Åsa Samuelsson

SVENSKA HANDELSBANKEN AB (publ)

By: /s/ Åsa Samuelsson

DNB NOR BANK ASA

By: /s/ Åsa Samuelsson

DANSKE BANK A/S

By: /s/ Åsa Samuelsson

5

HSH NORDBANK AG, COPENHAGEN BRANCH

By: /s/ Åsa Samuelsson

NORDDEUTSCHE LANDESBANK, STOCKHOLM BRANCH

By: /s/ Åsa Samuelsson

NORDEA BANK AB (publ)

By: /s/ Åsa Samuelsson

SWEDBANK (FÖRENINGSSPARBANKEN AB (publ)

By: /s/ Åsa Samuelsson

ING BANK N.V.

By: /s/ Åsa Samuelsson

ISLANDSBANKI HF.

By: /s/ Åsa Samuelsson

Facility Agent

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By: /s/ Åsa Samuelsson

6

SCHEDULE 1

To the Amendment and Restatement Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

FACILITIES AGREEMENT

DATED 28TH JUNE, 2004
(as amended and restated by an amendment and restatement agreement
Dated 2nd December, 2004 on the Effective Date)
€300,000,000

CREDIT FACILITY
FOR
PREEM PETROLEUM AB (publ)
GUARANTEED BY PREEM HOLDINGS AB (publ)

ARRANGED BY

SKANDINAVISKA ENSKILDA BANKEN AB (publ)

and

SVENSKA HANDELSBANKEN AB (publ)

THIS AGREEMENT was originally dated 28th June, 2004, but was amended and restated on the terms of an agreement dated 2nd December, 2004, and is BETWEEN:

  (1)
  PREEM PETROLEUM AB (publ) (the Company);

  (2)
  PREEM HOLDINGS AB (publ) as guarantor (the Parent);

  (3)
  SKANDINAVISKA ENSKILDA BANKEN AB (publ) and SVENSKA HANDELSBANKEN AB (publ) as mandated lead arrangers (in this capacity the Mandated Lead Arrangers);

  (4)
  THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (in this capacity the Original Lenders); and

  (5)
  SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) as facility agent (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.     INTERPRETATION

1.1   Definitions

  In this Agreement:

  Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

  Amendment Agreement means the amendment and restatement agreement dated 2nd December, 2004 on the terms of which this Agreement was amended and restated.

  Availability Period means:

  (a)
  for a Term Loan, the period from and including the Signing Date to and including 28th June, 2006; and

  (b)
  for a Revolving Loan, the period from and including the Signing Date to and including the date one day prior to the Revolving Credit Final Maturity Date.

  Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 25.3 (Break Costs) as compensation if any part of a Loan or overdue amount is repaid or prepaid.

  Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, Stockholm and:

  (a)
  if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

  (b)
  if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

  Charges has the meaning given to it in Clause 20.15 (Group Contribution).

  Commitment means a Commitment, as so designated, of a Lender under a particular Facility.

  Company Group means the Company and its Subsidiaries.

  Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculation of the covenants set out in Clause 19 (Financial Covenants).

  Default means:

  (a)
  an Event of Default; or

  (b)
  an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination that the event would be reasonably likely to have a Material Adverse Effect, in each case under the Finance Documents, or any combination of them) an Event of Default.

  Effective Date has the meaning given to it in the Amendment Agreement.

  EURIBOR means for a Term of any Loan or overdue amount in euro:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

  euro or € means the single currency of the Participating Member States.

  Event of Default means an event specified as such in Clause 21 (Default).

  Facility means a credit facility made available under this Agreement.

  Facility Office means the office(s) notified by a Lender to the Facility Agent:

  (a)
  on or before the date it becomes a Lender; or

  (b)
  by not less than five Business Days' notice,

  as the office(s) through which it will perform its obligations under this Agreement.

  Fee Letter means any letter entered into by reference to this Agreement between one or more Finance Parties and the Company setting out the amount of certain fees referred to in this Agreement.

  Final Maturity Date means the Term Loan Final Maturity Date or the Revolving Credit Final Maturity Date, as appropriate.

  Finance Document means:

  (a)
  this Agreement;

  (b)
  the Amendment Agreement;

  (c)
  a Fee Letter;

  (d)
  a Transfer Certificate; or

  (e)
  any other document designated as such by the Facility Agent and the Company.

  Finance Party means a Lender, a Mandated Lead Arranger or the Facility Agent.

  Financial Indebtedness means any indebtedness for or in respect of:

  (a)
  moneys borrowed;

  (b)
  any acceptance credit;

  (c)
  any bond, note, debenture, loan stock or other similar instrument;

  (d)
  any redeemable preference share;

  (e)
  any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company;

  (f)
  receivables sold or discounted (otherwise than on a non-recourse basis);

  (g)
  the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

  (h)
  any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

  (i)
  any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

  (j)
  any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

  (k)
  any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

  In calculating the amount of Financial Indebtedness at any time, no item listed above shall be counted more than once.

  GAAP means generally accepted accounting principles in Sweden.

  Group means the Parent Group or the Company Group, as the context may require.

  Group Contribution means the tax contribution (Sw. Koncernbidrag) paid by the Company to the Parent as a dividend each year.

  Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

  HYB Indenture means the indenture dated 10th May, 2004 entered into by the Company in relation to the HYB Issue.

  HYB Issue means the euro100,000,000 9 per cent. senior subordinated notes due 2014 issued by the Company.

  HYB Note means each note issued pursuant to the HYB Issue.

  IBOR means:

  (a)
  in respect of euros, EURIBOR;

  (b)
  in respect of Swedish Kronor, STIBOR; and

  (c)
  in respect of any other currency, LIBOR.

  Increased Cost means:

  (a)
  an additional or increased cost;

  (b)
  a reduction in the rate of return from a Facility or on its overall capital; or

  (c)
  a reduction of an amount due and payable under any Finance Document,

  which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

  ISO-cracker Investment means the investment by the Company in the gas-oil plant at the Scanraff refinery.

  Lender means:

  (a)
  an Original Lender; or

  (b)
  any person which becomes a Lender after the date of this Agreement.

  LIBOR means for a Term of any loan or overdue amount in any currency other than euro or Swedish Kronor:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

  Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

  Mandatory Cost means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

  Majority Lenders means, at any time, Lenders:

  (a)
  whose share in the outstanding Loans then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans;

  (b)
  if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

  (c)
  if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

  Margin means a rate per annum determined by the Facility Agent in accordance with Clause 9 (Interest).

  Material Adverse Effect means a material adverse effect on:

  (a)
  the business, assets or financial condition of any Obligor or the Parent Group as a whole; or

  (b)
  the ability of any Obligor to perform its obligations under any Finance Document; or

  (c)
  the validity or enforceability of the Finance Documents.

  Obligor means the Company or the Parent.

  Original Financial Statements means the audited consolidated financial statements of, in the case of the Parent, the Parent Group, and, in the case of the Company, the Company Group, in each case for the year ended 31st December, 2003.

  Parent Group means the Parent and its Subsidiaries.

  Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

  Party means a party to this Agreement.

  Pro Rata Share means:

  (a)
  for the purpose of determining a Lender's share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

  (b)
  for any other purpose on a particular date:

  (i)
  the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

  (ii)
  if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

  (iii)
  if the Total Commitments have been cancelled, the proportion which its Commitment bore to the Total Commitments immediately before being cancelled; or

  (iv)
  when the term is used in relation to a Facility, the above proportions but applied only to the Loans and Commitments for that Facility.

  For the purpose of sub-paragraph (iv) above, the Facility Agent will determine, in the case of a dispute whether the term in any case relates to a particular Facility.

  Project Consultant means KPMG, Stockholm Branch.

  Rate Fixing Day means:

  (a)
  the second TARGET Day before the first day of a Term for a Loan denominated in euro; and

  (b)
  the second Business Day before the first day of a Term for a Loan denominated in U.S. Dollars or Swedish Kronor,

  or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

  Reference Accounting Principles means the accounting principles and policies used in the preparation of the Original Financial Statements.

  Reference Banks means the Facility Agent, Svenska Handelsbanken AB (publ) and Nordea Bank AB and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

  Repayment Instalment means an instalment for repayment of the Term Loans as set out in Clause 7.1 (Repayment and cancellation of Term Loans).

  Repeating Representations means the representations which are deemed to be repeated under Clause 17.19 (Times for making representations).

  Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

  Revolving Credit Commitments means:

  (a)
  for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading "Revolving Credit Commitments" and the amount of any other Revolving Credit Commitment it acquires; and

  (b)
  for any other Lender, the amount of any Revolving Credit Commitment it acquires,

  to the extent not cancelled, transferred or reduced under this Agreement.

  Revolving Credit Facility means the euro150,000,000 multi-currency revolving credit facility referred to in Clause 2.2 (Revolving Credit Facility).

  Revolving Credit Final Maturity Date means the date falling three years after the Signing Date.

  Revolving Loan means a Loan under the Revolving Credit Facility and identified as such in its Request.

  Rollover Loan means, subject to Clause 6.4(d), one or more Revolving Loans:

  (a)
  to be made on the same day that a maturing Revolving Loan is due to be repaid;

  (b)
  the aggregate amount of which is equal to or less than the maturing Revolving Loan;

  (c)
  in the same currency as the maturing Revolving Loan; and

  (d)
  to be made for the purpose of refinancing a maturing Revolving Loan.

  Scanraff means Skandinaviska Raffinaderi AB Scanraff.

  Screen Rate means the relevant offered rate which appears on:

  (a)
  for LIBOR, page LIBOR 01 or LIBOR 02 (as appropriate);

  (b)
  for EURIBOR, page EURIBOR 01;

  (c)
  for STIBOR, page SIOR;

  for the relevant currency and Term of the Reuters screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

  Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

  Senior Indebtedness has the meaning given to it in the HYB Indenture.

  Senior Secured Notes means the 10 5/8% senior secured notes due 2011 of the Parent issued under an indenture dated as of 10th April, 2001.

  Shareholder Loan means a loan made available by the Parent to the Company on the terms of a Shareholder Loan Agreement, which loan has not been converted into equity in accordance with Clause 20.13 (Documents).

  Shareholder Loan Agreement means an agreement on the terms of which the Parent has lent money to the Company.

  Signing Date means the date on which this Agreement was originally entered into, being 28th June, 2004.

  STIBOR means for a Term of any loan or overdue amount in Swedish Kronor:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading bank in the Stockholm interbank market, as of 11.00 a.m. (Stockholm time) on the Rate Fixing Day for the offering of deposits in Swedish Kronor for a period comparable to that Term.

  Subsidiary means a subsidiary within the meaning of chapter 1, section 5 of the Swedish Companies Act 1975:1385.

  Swedish Kronor or SEK means the lawful currency for the time being of the Kingdom of Sweden.

  TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

  Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

  Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

  Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

  Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

  Term Loan means a Loan under the Term Loan Facility and identified as such in its Request.

  Term Loan Commitment means:

  (a)
  for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading "Term Loan Commitments" and the amount of any other Term Loan Commitment it acquires; and

  (b)
  for any other Lender, the amount of any Term Loan Commitment it acquires,

  to the extent not cancelled, transferred or reduced under this Agreement.

  Term Loan Facility means the euro150,000,000 multi-currency term loan facility referred to in Clause 2.1 (Term Loan Facility).

  Term Loan Final Maturity Date means the date falling five years after the Signing Date.

  Total Commitments means the aggregate of the Commitments of all the Lenders.

  Total Revolving Credit Commitment means the aggregate of the Revolving Credit Commitments of all the Lenders.

  Total Term Loan Commitment means the aggregate of the Term Loan Commitments of all the Lenders.

  Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

  U.K. means the United Kingdom.

  U.S. Dollars means the lawful currency for the time being of the United States of America.

  Utilisation Date means each date on which a Facility is utilised (being the first day of the first Term in relation to a utilisation under the Term Loan Facility and the first day of a Term in relation to a utilisation under the Revolving Credit Facility).

1.2   Construction

  (a)
  In this Agreement:

  (i)
  Adjusted Net Debt, Adjusted Equity, Grace Period and Measurement Period have the meaning given to them in Clause 19 (Financial Covenants); and

  (ii)
  Margin Period and Margin Reset Date have the meaning given to them in Clause 9.5 (Margin Adjustments).

  (b)
  In this Agreement, unless the contrary intention appears, a reference to:

  (i)
  an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

  (ii)
  assets includes present and future properties, revenues and rights of every description;

  (iii)
  an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

  (iv)
  disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

  (v)
  indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

  (vi)
  a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

  (vii)
  a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

  (viii)
  a currency is a reference to the lawful currency for the time being of the relevant country;

  (ix)
  a Default being outstanding means that it has not been remedied or waived;

  (x)
  a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

  (xi)
  a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

  (xii)
  a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

  (xiii)
  a Finance Document or another document is a reference to that Finance Document or other document as amended; and

  (xiv)
  a time of day is a reference to London time.

  (c)
  Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

  (i)
  if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

    (ii)
    if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

    (iii)
    notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

  (d)
  Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

  (e)
  Unless the contrary intention appears:

  (i)
  a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

  (ii)
  an amount in euro is payable only in the euro unit;

  (iii)
  a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

  (iv)
  any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

  (f)
  The headings in this Agreement do not affect its interpretation.

2.     FACILITY

2.1   Term Loan Facility

  Subject to the terms of this Agreement, the Lenders make available to the Company a multi-currency term loan facility in an aggregate amount equal to the Total Term Loan Commitments.

2.2   Revolving Credit Facility

  Subject to the terms of this Agreement, the Lenders make available to the Company a multi-currency revolving credit facility in an aggregate amount equal to the Total Revolving Credit Commitments.

2.3   Nature of a Finance Party's rights and obligations

  Unless otherwise agreed by all the Finance Parties:

  (a)
  the obligations of a Finance Party under the Finance Documents are several;

  (b)
  failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

  (c)
  no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

  (d)
  the rights of a Finance Party under the Finance Documents are separate and independent rights;

  (e)
  a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

  (f)
  a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.     PURPOSE

3.1   Loans

  Each Loan may only be used in or towards:

  (a)
  partially financing the ISO-cracker Investment; or

  (b)
  general corporate purposes.

3.2   No obligation to monitor

  No Finance Party is bound to monitor or verify the utilisation of the Facility.

4.     CONDITIONS PRECEDENT

4.1   Conditions precedent documents

  Subject to Clause 4.2 (Conditions precedent—Term Loan Facility), a Request may not be given until the Facility Agent has received all of the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give notification that it has received all of the documents and evidence as set out in Schedule 2 (Conditions Precedent Documents) to the Company and the Lenders promptly upon being so satisfied.

4.2   Conditions precedent—Term Loan Facility

  A Request in respect of a Loan to be drawn under the Term Loan Facility may not be given until the Facility Agent has received a certificate from the Project Consultant addressed to the Lenders confirming that the amount to be drawn down by the Company under the Term Loan Facility is in accordance with the agreed budget for the ISO-cracker Investment and is correctly due and payable at such time.

4.3   Further conditions precedent

  The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

  (a)
  the Repeating Representations are correct in all material respects;

  (b)
  no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan; and

  (c)
  the Facility Agent has received confirmation that the Loan will constitute Senior Indebtedness for the purposes of the HYB Indenture.

4.4   Maximum number

  Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 12 Loans outstanding.

5.     UTILISATION—LOANS

5.1   Giving of Requests

  (a)
  The Company may borrow a Loan by giving to the Facility Agent a duly completed Request.

  (b)
  Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

  (c)
  Each Request is irrevocable.

5.2   Completion of Requests

  (a)
  A Request for a Loan will not be regarded as having been duly completed unless:

  (i)
  it identifies the Facility the Loan applies to;

  (ii)
  the Utilisation Date is a Business Day falling within the Availability Period;

  (iii)
  the amount of the Loan requested:

  (A)
  is a minimum of euro10,000,000 and an integral multiple of euro1,000,000 (or equivalent in accordance with Clause 6 (Optional Currencies));

  (B)
  is not more than the maximum undrawn amount available under this Agreement for Loans under the relevant Facility on the proposed Utilisation Date; or

  (C)
  is such other amount as the Facility Agent may agree; and

  (iv)
  the proposed currency and Term complies with this Agreement.

  (b)
  Only one Loan may be requested in a Request.

5.3   Advance of Loan

  (a)
  The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

  (b)
  The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

  (c)
  No Lender is obliged to participate in a Loan if, as a result:

  (i)
  its share in the Loans under a Facility would exceed its Commitment for that Facility; or

  (ii)
  the Loans would exceed the Total Commitments for that Facility.

  (d)
  If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the Company through its Facility Office on the Utilisation Date.

6.     OPTIONAL CURRENCIES

6.1   General

  In this Clause:

  Agent's Spot Rate of Exchange means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with euro as of 11.00 a.m. on a particular day.

  euro Amount of a Loan or part of a Loan means:

  (a)
  if the Loan is denominated in euro, its amount;

  (b)
  if the Loan is a Term Loan denominated in an Optional Currency, its equivalent in euro if it had first been drawn down and had remained denominated in euro, adjusted to reflect any repayment, prepayment, consolidation or splitting of that Term Loan; or

  (c)
  in the case of a Revolving Loan denominated in an Optional Currency, its equivalent in euro calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

  Optional Currency means any currency (other than euro) in which a Loan may be denominated under this Agreement.

6.2   Selection

  (a)
  The Company must select the currency of a Loan in its Request.
(b)	(i)	The amount of a Loan requested in an Optional Currency must be a minimum euro Amount of 10,000,000 and, if required by the Facility Agent an integral multiple of 1,000,000 units of that currency.
    (ii)
    The amount of a Loan in an Optional Currency will be its euro Amount notionally converted into that Optional Currency at the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for the first Term of that Loan.

  (c)
  Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than three currencies.

6.3   Conditions relating to Optional Currencies

  (a)
  A Loan may be denominated in an Optional Currency for a Term if:

  (i)
  that Optional Currency is readily available in the amount required and freely convertible into euro in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

  (ii)
  that Optional Currency is U.S. Dollars or Swedish Kronor or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

  (b)
  If the Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Company:

  (i)
  whether or not the Lenders have given their approval; and

  (ii)
  if approval has been given, the minimum amount (and, if required, integral multiples) for any Loan in that currency.

6.4   Revocation of currency

  (a)
  Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

  (i)
  the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

  (ii)
  participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

    the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

  (b)
  In this event:

  (i)
  that Lender must participate in the Loan in euro; and

  (ii)
  the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in euro during that Term.

  (c)
  Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

  (d)
  A Revolving Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Revolving Loan by reason only of the operation of this Subclause.

6.5   Optional Currency equivalents

  (a)
  The equivalent in euro of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

  (i)
  whether any limit under this Agreement has been exceeded;

  (ii)
  the amount of a Loan;

  (iii)
  the share of a Lender in a Loan;

  (iv)
  the amount of any repayment or prepayment of a Loan; or

  (v)
  the undrawn amount of a Lender's Commitment,

    is its euro Amount.

  (b)
  The rate of exchange to be used for calculating the amount in euro of any repayment or prepayment of a Term Loan in an Optional Currency is that last used for determining the current amount of that Term Loan in that Optional Currency.

6.6   Term Loans—change of currency

  (a)
  A Term Loan will remain denominated in the same currency through successive Terms, unless the currency is changed under paragraph (c) below.

  (b)
  The Company may change the currency of a Term Loan with effect from the start of a Term by giving notice to the Facility Agent by 9.00 a.m. three Business Days before the first day of that Term. The Term Loan will remain denominated in that currency until it is changed again under this Subclause.

  (c)
  If a Term Loan is to be denominated in different currencies during successive Terms:

  (i)
  the Company must repay that Term Loan on the last day of its current Term in the currency in which it is then denominated (the old currency); and

  (ii)
  the Lenders must, subject to the terms of this Agreement, re-advance the Term Loan in the currency in which the Company requires the Term Loan to be denominated for the next Term (the new currency).

    The amount of the Loan in the new currency will be calculated by reference to its euro Amount.

  (d)
  Alternatively, if the Facility Agent and the Company agree:

  (i)
  the Facility Agent may apply the amount (or so much of that amount as is necessary) of the Term Loan in the new currency to purchase an amount of the old currency sufficient to discharge the obligation of the Company to repay the Term Loan in the old currency;

  (ii)
  the Facility Agent must apply any amount of the old currency purchased under sub-paragraph (i) above towards repaying the Term Loan in the old currency;

  (iii)
  the Facility Agent will promptly notify the Company if there is a shortfall or an excess;

  (iv)
  if there is a shortfall, the Company must pay to the Facility Agent on the date the Term Loan is due to be repaid in the old currency an amount in the old currency equal to the shortfall; and

  (v)
  if there is an excess, the Facility Agent must pay to the Company on the date the Term Loan is due to be repaid in the old currency an amount in the new currency equal to the excess.

  (e)
  If the day on which the old currency is due to be repaid is not also a Business Day for the new currency:

  (i)
  the Facility Agent must notify the Company and the Lenders promptly;

  (ii)
  the Term Loan will remain in the old currency until the next day which is a Business Day for both the old and the new currencies; and

  (iii)
  during this period, the Term Loan will have Terms running from one Business Day to the next Business Day.

  (f)
  The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of any foreign exchange contract entered into for the purpose of this Clause.

6.7   Term Loans—continuing in same Optional Currency

  (a)
  If a Term Loan is to be denominated in the same Optional Currency during two successive Terms, the Facility Agent must calculate the amount of the Term Loan in the Optional Currency for the second of those Terms.

  (b)
  The amount of the Term Loan in the Optional Currency for the second Term will be the amount determined by notionally converting into that Optional Currency the euro Amount of the Term Loan on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

  (c)
  If the amount calculated is less than the existing amount of that Term Loan in the Optional Currency during the first Term, the Company must repay, subject to paragraph (e) below, on the last day of the first Term an amount equal to the difference and the amount of the Term Loan will be reduced accordingly.

  (d)
  If the amount calculated is more than the existing amount of that Term Loan in the Optional Currency during the first Term, each Lender must advance, subject to paragraph (e) below, on the last day of the first Term its Pro Rata Share of the difference and the amount of the Term Loan will be increased accordingly.

  (e)
  If the calculation made by the Facility Agent under paragraph (a) above shows that the amount of the Term Loan in the Optional Currency has increased or decreased by less than five per cent. since it was borrowed or (if later) the most recent adjustment under paragraph (c) or (d) above, no payment is required under paragraph (c) or (d) above and the amount of the Term Loan will remain the same.

6.8   Conditions precedent

  The obligation of each Lender under this Clause to re-advance its share of a Term Loan in a new currency or make any payment increasing the amount of a Term Loan in an Optional Currency is subject to the condition precedent that on the date of the relevant payment:

  (a)
  the Repeating Representations are correct in all material respects; and

  (b)
  no Default is outstanding or would result from that payment.

6.9   Notification

  The Facility Agent must notify the Lenders and the Company of the relevant euro Amount (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

7.     REPAYMENT AND CANCELLATION

7.1   Repayment and cancellation of Term Loans

  (a)
  On each date set out in the table below, the Company must repay the Term Loans in an aggregate amount equal to the amount set out opposite that date (as those amounts may be reduced in accordance with Clause 8.8 (Partial prepayment of Term Loans)),

Date of Repayment Instalment	Amount of Repayment Instalment (euro)
The date falling 30 months after the Signing Date	25,000,000
The date falling 36 months after the Signing Date	25,000,000
The date falling 42 months after the Signing Date	25,000,000
The date falling 48 months after the Signing Date	25,000,000
The date falling 54 months after the Signing Date	25,000,000
Term Loan Final Maturity Date	Balance of Term Loans
  (b)
  The Company must repay any outstanding Term Loan on the Term Loan Final Maturity Date.

  (c)
  On each date when a Repayment Instalment is due to be paid, the Total Term Loan Commitments will be irrevocably cancelled by an amount equal to that Repayment Instalment.

  (d)
  No amount repaid under paragraphs (a) and (b) above may be reborrowed.

7.2   Repayment of Revolving Loans

  (a)
  The Company must repay each Revolving Loan made to it in full on the last day of its Term.

  (b)
  Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) may be re-borrowed.

8.     PREPAYMENT AND CANCELLATION

8.1   Mandatory prepayment—illegality

  (a)
  A Lender must notify the Company promptly if it becomes aware that it is unlawful under any applicable law in any relevant jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

  (b)
  After notification under paragraph (a) above:

  (i)
  the Company must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

  (ii)
  the Commitment of that Lender will be immediately cancelled.

  (c)
  The date for repayment or prepayment of a Lender's share in a Loan will be:

  (i)
  the last day of the current Term of that Loan; or

  (ii)
  if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

8.2   Mandatory prepayment—change of control

  (a)
  For the purposes of this Clause a change of control occurs if Mr Mohammed Al-Amoudi ceases to be the legal and beneficial owner, directly or indirectly, of more than 90 per cent. of the issued share capital of the Company;

  (b)
  The Company must promptly notify the Facility Agent if it becomes aware of any change of control.

  (c)
  After a change of control, the Company and the Lenders shall (if the Company or the Majority Lenders so require) in good faith enter into negotiations for a period of up to 60 days concerning the continuance of the Facility.

  (d)
  If:

  (i)
  no mutual agreement between the Company and all the Lenders has been reached at the end of such period of negotiation; or

  (ii)
  no such period of negotiation is requested by the Company or the Majority Lenders, the Facility Agent must by not less than five Business Days notice to the Company:

  (A)
  cancel the Total Commitments; and

  (B)
  declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

  (e)
  Any such notice will take effect in accordance with its terms.

8.3   Mandatory Prepayment—sale of assets

  (a)
  On receipt after the date of this Agreement by any member of the Company Group of Net Disposal Proceeds from the disposal of assets (other than proceeds in respect of Permitted Disposals) the Company shall procure, if the amount received is more than SEK50,000,000 in aggregate in respect of any financial year of the Parent Group, that an amount equal to the amount by which that aggregate amount exceeds SEK50,000,000 is promptly used to prepay any Loans then outstanding.

  (b)
  Any amount to be applied in prepayment of Loans under this Clause 8.3 must be applied:

  (i)
  first, in prepayment of outstanding Term Loans; and

  (ii)
  second, in prepayment of outstanding Revolving Loans.

  (c)
  Upon prepayment of any Loans under paragraph (a) above the relevant Total Commitments will be automatically cancelled by an amount equal to the aggregate amount of the Loans prepaid and the cancellation will be applied against the relevant Commitments of each Lender pro rata.

  (d)
  In the event that any Net Disposal Proceeds which would otherwise be required to be applied in prepayment of Loans under this Clause, are received prior to the date on which a Facility is first utilised, that Facility shall be cancelled upon that receipt by that amount. Such cancellation shall reduce the Commitment of the Lenders rateably for that Facility.

  (e)
  For the purposes of this Clause:

  (i)
  Permitted Disposals means:

  (A)
  any disposal by a member of the Company Group made in the ordinary course of trade; or

  (B)
  any disposal permitted by subparagraphs (i) to (iv) and (vi) to (ix)) of Clause 20.6(b) (Disposals);

  (ii)
  Net Disposal Proceeds means the gross total proceeds received by members of the Company Group in cash from all disposals, leases or transfers of fixed assets (including, for the avoidance of doubt, Swedish gas and oil assets) or shares of the Company Group (other than Permitted Disposals) less:

  (A)
  all reasonable out of pocket expenses and other fees, costs and expenses reasonably incurred by members of the Company Group in connection with such disposal, lease or transfer;

  (B)
  the VAT or similar tax paid or payable by any member of the Company Group in connection with such disposal, lease or transfer;

  (C)
  any income, capital gains or other taxes incurred and required to be paid by any member of the Company Group in connection with such disposal, lease or transfer as reasonably determined in good faith by such member of the Company Group on the basis of the tax rates applicable to the gain (if any) and after taking into account all applicable credits, deductions and allowances; and

  (D)
  provisions for liabilities arising in connection with the disposal (provided that if such provisions are not utilised for liabilities within six months of the disposal, then these provisions will be used for prepayment in accordance with this Clause).

8.4   Voluntary prepayment

  (a)
  The Company may, by giving not less than 10 Business Days' prior notice to the Facility Agent, prepay any Loan made to it at any time in whole or in part.

  (b)
  A prepayment of part of a Loan must be in a minimum amount of euro10,000,000.

8.5   Automatic cancellation

  The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

8.6   Voluntary cancellation

  (a)
  The Company may, by giving not less than 10 Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

  (b)
  Partial cancellation of the Total Commitments must be in a minimum amount of euro10,000,000.

  (c)
  Any cancellation in part will be applied against the Commitment of each Lender pro rata.

8.7   Involuntary prepayment and cancellation

  (a)
  If the Company is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

  (b)
  After notification under paragraph (a) above:

  (i)
  the Company shall repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

  (ii)
  the Commitment of that Lender will be immediately cancelled.

  (c)
  The date for repayment or prepayment of a Lender's share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Company in its notification.

8.8   Partial prepayment of Term Loans

  (a)
  No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

  (b)
  Any partial prepayment of a Term Loan will be applied against any remaining Repayment Instalments in inverse order of maturity.

8.9   Re-borrowing

  Any voluntary prepayment of a Revolving Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Revolving Loan may not be re-borrowed.

8.10 Miscellaneous provisions

  (a)
  Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

  (b)
  All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment or cancellation except for Break Costs.

  (c)
  The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

  (d)
  No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

  (e)
  No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

9.     INTEREST

9.1   Calculation of interest

  The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

  (a)
  Margin;

  (b)
  IBOR; and

  (c)
  Mandatory Cost.

9.2   Payment of interest

  Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six monthly intervals after the first day of that Term.

9.3   Interest on overdue amounts

  (a)
  If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

  (b)
  Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

  (i)
  select successive Terms of any duration of up to three months; and

  (ii)
  determine the appropriate Rate Fixing Day for that Term.

  (c)
  Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

  (i)
  the first Term for that overdue amount will be the unexpired portion of that Term; and

    (ii)
    the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

    After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

  (d)
  Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

9.4   Initial Margin

  Notwithstanding the provisions of Clause 9.5 (Margin Adjustments), the Margin will be 0.90 per cent. per annum for the period from the Effective Date up to and including the first Margin Reset Date (as defined in Clause 9.5 (Margin Adjustments)) to occur.

9.5   Margin Adjustments

  (a)
  In this Subclause:

    Margin Period means the period on and from one Margin Reset Date to, but excluding, the next Margin Reset Date to occur.

    Margin Reset Date means the third Business Day after receipt by the Facility Agent of any Compliance Certificate.

  (b)
  Prior to each Margin Reset Date, the Facility Agent will determine the relevant Margin which will apply to all Terms commencing during the Margin Period commencing on that Margin Reset Date.

  (c)
  On and from the receipt by the Facility Agent of the Compliance Certificate with respect to each Measurement Period and subject to paragraph (d) below, the applicable Margin will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate:

Ratio of Adjusted Net Debt to Adjusted Equity	Margin (per cent. per annum)
Greater than 1.05:1.00	2.00
Greater than 0.85:1.00 but equal to or less than 1.05:1.00	1.75
Greater than 0.60:1.00 but equal to or less than 0.85:1.00	1.25
Less than or equal to 0.60:1.00	0.90
  (d)
  During any Grace Period, the applicable Margin as set out in paragraph (c) above will be increased by 0.25 per cent. per annum for the duration of that Grace Period.

9.6   Notification of rates of interest

  The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.   TERMS

10.1 Selection—Term Loans

  (a)
  Each Term Loan has successive Terms.

  (b)
  The Company must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than

    11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

  (c)
  If the Company fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

  (d)
  Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three or six months or any other period agreed by the Company and the Facility Agent.

10.2 Selection—Revolving Loans

  (a)
  Each Revolving Loan has one Term only.

  (b)
  The Company must select the Term for a Revolving Loan in the relevant Request.

  (c)
  Subject to the following provisions of this Clause, each Term for a Revolving Loan will be one, two, three or six months or any period agreed by the Company and the Facility Agent.

10.3 Consolidation—Term Loans

  Unless the Company otherwise requests, a Term for a Term Loan will end on the same day as the current Term for any other Term Loan drawn down under the same Facility and denominated in the same currency as that Term Loan. On the last day of those Terms, those Term Loans will be consolidated and treated as one Term Loan.

10.4 No overrunning the Final Maturity Date

  If a Term would otherwise overrun the Final Maturity Date for that Facility, it will be shortened so that it ends on the Final Maturity Date for that Facility.

10.5 Other adjustments

  The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

10.6 Notification

  The Facility Agent must notify the Company and the Lenders of the duration of each Term promptly after ascertaining its duration.

11.   MARKET DISRUPTION

11.1 Failure of a Reference Bank to supply a rate

  If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

11.2 Market disruption

  (a)
  In this Clause, each of the following events is a market disruption event:

  (i)
  IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (local time) on the Rate Fixing Day; or

    (ii)
    the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan in aggregate exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

  (b)
  The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

  (c)
  After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

  (i)
  Margin;

  (ii)
  rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

  (iii)
  Mandatory Cost.

11.3 Alternative basis of interest or funding

  (a)
  If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

  (b)
  Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

12.   TAXES

12.1 General

  In this Clause

  Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

  Qualifying Lender means a Lender which is:

  (a)
  a Swedish Lender; or

  (b)
  a Treaty Lender.

  Swedish Lender means a Lender which is able under the domestic law of Sweden to receive source interest of Sweden free of any deduction or withholding for or on account of tax (if any) imposed by Sweden.

  Treaty Lender means a Lender which is:

  (a)
  resident (as defined in the appropriate double taxation agreement) in a country with which Sweden has a double taxation agreement giving residents of that country exemption from Swedish taxation on interest; and

  (b)
  does not carry on a business in Sweden through a permanent establishment with which the payment is effectively connected.

12.2 Tax gross-up

  (a)
  Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

  (b)
  If an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

  (c)
  Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

  (d)
  Except as provided below, an Obligor is not required to make an increased payment under paragraph (c) above for a Tax Deduction in respect of tax imposed by Sweden on a Lender that is not, or has ceased to be, a Qualifying Lender in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender.

  (e)
  Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

  (f)
  An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by Sweden if the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (i) below.

  (g)
  If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

  (h)
  Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

  (i)
  A Lender must co-operate with each Obligor by using its reasonable endeavours to complete any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

12.3 Tax indemnity

  (a)
  Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion but acting in good faith) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

  (b)
  Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

  (i)
  that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and is treated as resident for tax purposes; or

    (ii)
    that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

    if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

  (c)
  Paragraph (a) above shall not apply to the extent a loss, liability or cost:

  (i)
  is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

  (ii)
  would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied.

  (d)
  A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

12.4 Tax Credit

  If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion but acting in good faith) determines that:

  (a)
  a Tax Credit is attributable to that Tax Payment; and

  (b)
  it has used and retained that Tax Credit,

  the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion but acting in good faith) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

12.5 Stamp taxes

  The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.

12.6 Value added taxes

  (a)
  Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

  (b)
  The obligation of any Obligor under paragraph (a) above will be reduced to the extent that the Finance Party determines (acting reasonably) that it is entitled to repayment or a credit in respect of the relevant Tax.

13.   INCREASED COSTS

13.1 Increased Costs

  Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

  (a)
  the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

  (b)
  compliance with any law or regulation,

  made after the date of this Agreement.

13.2 Exceptions

  The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

  (a)
  compensated for under another Clause or would have been but for an exception to that Clause;

  (b)
  a tax on the overall net income of a Finance Party or any of its Affiliates; or

  (c)
  attributable to a Finance Party or its Affiliate negligently or wilfully failing to comply with any law or regulation.

13.3 Claims

  A Finance Party intending to make a claim for an Increased Cost must notify the Company promptly of the circumstances giving rise to, and the amount of, the claim.

14.   MITIGATION

14.1 Mitigation

  (a)
  Each Finance Party must, in consultation in good faith with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

  (i)
  any Tax Payment or Increased Cost being payable to that Finance Party;

  (ii)
  that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

  (iii)
  that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

    including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

  (b)
  Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

  (c)
  The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

  (d)
  A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

  (e)
  Each Lender agrees that it will not take any steps to mitigate any circumstances referred to in this Clause if, following consultation with the Company, the Company objects to that Lender taking such steps.

14.2 Conduct of business by a Finance Party

  No term of this Agreement will:

  (a)
  interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

  (b)
  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

  (c)
  oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

15.   PAYMENTS

15.1 Place

  Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

  (a)
  in the principal financial centre of the country of the relevant currency; or

  (b)
  in the case of euro, in the principal financial centre of a Participating Member State or London or Stockholm,

  as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

15.2 Funds

  Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

15.3 Distribution

  (a)
  Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

  (i)
  in the principal financial centre of the country of the relevant currency; or

  (ii)
  in the case of euro, in the principal financial centre of a Participating Member State or London or Stockholm,

    as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

  (b)
  The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

  (c)
  Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

15.4 Currency

  (a)
  Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

  (b)
  Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

  (c)
  Each other amount payable under the Finance Documents is payable in euros.

15.5 No set-off or counterclaim

  All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

15.6 Business Days

  (a)
  If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or, if different, whatever day may be market practice.

  (b)
  During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

15.7 Partial payments

  (a)
  If any Finance Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Finance Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

  (i)
  first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Finance Parties under the Finance Documents;

  (ii)
  secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

  (iii)
  thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

  (iv)
  fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

  (b)
  The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

  (c)
  This Subclause will override any appropriation made by an Obligor.

15.8 Timing of payments

  If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

16.   GUARANTEE AND INDEMNITY

16.1 Guarantee and indemnity

  The Parent irrevocably and unconditionally (except as provided in this Clause):

  (a)
  guarantees to each Finance Party punctual performance by the Company of all its payment obligations under the Finance Documents;

  (b)
  undertakes with each Finance Party that, whenever the Company does not pay any amount when due under any Finance Document, the Parent must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

  (c)
  indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

16.2 Continuing guarantee

  This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Finance Documents regardless of any intermediate payment or discharge in whole or in part.

16.3 Reinstatement

  (a)
  If any discharge (whether in respect of the obligations of an Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Parent under this Clause will continue as if the discharge or arrangement had not occurred.

  (b)
  Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

16.4 Waiver of defences

  The obligations of the Parent under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

  (a)
  any time or waiver granted to, or composition with, any person;

  (b)
  any release of any person under the terms of any composition or arrangement;

  (c)
  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

  (d)
  any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (e)
  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

  (f)
  any amendment (however fundamental) of a Finance Document or any other document or security; or

  (g)
  any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

16.5 Immediate recourse

  (a)
  Subject to paragraph (b) below, the Parent waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Parent under this Clause.

  (b)
  No demand shall be made on the Parent under this Clause unless and until a Finance Party has first notified the Company that the payment owing by the Company, with respect to which the demand is to be made on the Parent, is due and payable. The demand on the Parent may be made immediately following the giving of such notification.

16.6 Appropriations

  Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of the Parent under this Clause:

  (a)
  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

  (b)
  apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

  (c)
  hold in an interest-bearing suspense account any moneys received from the Parent or on account of the Parent's liability under this Clause.

16.7 Non-competition

  Unless:

  (a)
  all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

  (b)
  the Facility Agent otherwise directs,

  the Parent will not, after a claim has been made or by virtue of any payment or performance by it under this Clause:

    (i)
    be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

    (ii)
    be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Parent's liability under this Clause;

    (iii)
    claim, rank, prove or vote as a creditor of the Company or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

    (iv)
    receive, claim or have the benefit of any payment, distribution or security from or on account of the Company, or exercise any right of set-off as against the Company.

  The Parent must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

16.8 Additional security

  This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

17.   REPRESENTATIONS

17.1 Representations

  The representations set out in this Clause are made by each Obligor or (if it so states) the relevant Obligor in each case, with respect to itself and its Subsidiaries to each Finance Party.

17.2 Status

  (a)
  It is a limited liability company, duly incorporated and validly existing under the laws of the Kingdom of Sweden.

  (b)
  It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.3 Powers and authority

  It has the power to enter into and perform, and has taken (or will take prior to the delivery of the first Request by the Company) all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4 Legal validity

  Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

17.5 Non-conflict

  The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

  (a)
  any law or regulation applicable to it;

  (b)
  its or any of its Subsidiaries' constitutional documents; or

  (c)
  any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets,

  except, in all cases above, where such conflict would not reasonably be expected to have a Material Adverse Effect and provided that, in the case of paragraph (a) above, would not result in any liability for a Finance Party.

17.6 No default

  (a)
  No Event of Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document; and

  (b)
  no other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

17.7 Authorisations

  All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been (or will have been by the date of the delivery of the first Request by the Company) obtained or effected (as appropriate) and are in full force and effect.

17.8 Financial statements

  Its financial statements most recently delivered to the Facility Agent (which at the date of this Agreement, are the Original Financial Statements):

  (a)
  have been prepared in accordance with accounting principles and practices generally accepted in the Kingdom of Sweden, consistently applied; and

  (b)
  give a true and fair view of its financial condition (consolidated, if applicable) as at the date to which they were drawn up, subject to the limitations inherent in the preparation of unaudited accounts, except, in each case, as disclosed to the contrary in those financial statements.

17.9 No material adverse change

  There has been no material adverse change in the consolidated financial condition of (in the case of the Parent) the Parent Group or (in the case of the Company) the Company Group since the date to which the Original Financial Statements were drawn up.

17.10 Litigation

  No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

17.11 Pari passu ranking

  Its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.12 Taxes on payments

  All amounts payable by it under the Finance Documents may be made without any Tax Deduction in the Kingdom of Sweden.

17.13 Stamp duties

  No stamp or registration duty or similar Tax or charge is payable in the Kingdom of Sweden in respect of any Finance Document.

17.14 Immunity

  (a)
  The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

  (b)
  it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

17.15 No adverse consequences

  (a)
  It is not necessary under the laws of its jurisdiction of incorporation:

  (i)
  in order to enable any Finance Party to enforce its rights under any Finance Document; or

  (ii)
  by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

    that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

  (b)
  no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of any Finance Document.

17.16 Jurisdiction/governing law

  (a)
  Its:

  (i)
  irrevocable submission under this Agreement to the jurisdiction of the courts of England;

  (ii)
  agreement that this Agreement is governed by English law; and

  (iii)
  agreement not to claim any immunity to which it or its assets may be entitled,

    are legal, valid and binding under the laws of its jurisdiction of incorporation; and

  (b)
  any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

17.17 Ownership of the Company

  The Company is a wholly-owned Subsidiary of the Parent.

17.18 High Yield Bond

  The Loans constitute Senior Indebtedness for the purposes of the HYB Indenture.

17.19 Times for making representations

  (a)
  The representations set out in this Clause are made by each Obligor on the Signing Date.

  (b)
  Unless a representation is expressed to be given at a specific date, each representation (other than those representations set out in Clauses 17.10 (Litigation), 17.12 (Taxes on payments) and 17.13 (Stamp duties)) is deemed to be repeated by each Obligor on the date of each Request and on the first day of each Term.

  (c)
  When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

18.   INFORMATION COVENANTS

18.1 Financial statements

  (a)
  Each Obligor must supply to the Facility Agent in sufficient copies for all the Lenders:

  (i)
  its audited consolidated financial statements for each of its financial years;

  (ii)
  its interim consolidated financial statements for the first half-year of each of its financial years; and

  (iii)
  its interim consolidated financial statements for the first, third and final quarter of its financial years.

  (b)
  All financial statements must be supplied as soon as they are available and:

  (i)
  in the case of audited consolidated financial statements, within 120 days; and

  (ii)
  in the case of interim consolidated financial statements, within 60 days,

    of the end of the relevant financial period.

18.2 Form of financial statements

  (a)
  Each set of financial statements supplied under this Agreement shall be certified by a director of the relevant Obligor as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

  (b)
  The Company shall procure that each set of financial statements of an Obligor supplied under this Agreement is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

  (i)
  a description of the change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

  (ii)
  sufficient information, in form and substance as may be reasonably required by the Facility Agent to enable the Lenders to determine whether Clause 19 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

    Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

18.3 Compliance Certificate

  Each Obligor shall ensure that each set of its financial statements delivered by it pursuant to Clause 18.1 (Financial statements) is accompanied by a Compliance Certificate signed by two authorised signatories.

18.4 Information—miscellaneous

  (a)
  If, on any testing date, there is a breach of the ratio of Operating Cashflow to Gross Interest referred to in Clause 19.4 (Interest cover), the Company must supply to the Facility Agent with each set of its financial statements delivered in accordance with Clause 18.1(a) (Financial statements) financial projections for the following five years.

  (b)
  Each Obligor must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

  (i)
  copies of all documents despatched by it to its creditors generally or any class of them at the same time as they are despatched;

  (ii)
  promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened by a public or governmental body or entity or by way of a formal notice (by letter before action, a lawyer's letter or otherwise) or pending and which might, if adversely determined, have a Material Adverse Effect;

  (iii)
  promptly on request, a list of the then current subsidiaries; and

    (iv)
    promptly on request, such further information regarding the financial condition and operations of it and its Subsidiaries as any Finance Party through the Facility Agent may reasonably request.

  (c)
  The Company will:

  (i)
  notify the Facility Agent promptly upon it establishing a hedging strategy;

  (ii)
  promptly on request at any time after such notification referred to in (i) (above) has been made, supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests, a copy of the hedging strategy; and

  (iii)
  supply the Facility Agent with details of any material changes to the hedging strategy.

18.5 Notification of Default

  (a)
  Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

  (b)
  Promptly on request by the Facility Agent, each Obligor must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

18.6 Year end

  No Obligor may change its financial year end.

18.7 Use of websites

  (a)
  Except as provided below, each Obligor may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

  (i)
  the Facility Agent and the Lender agree;

  (ii)
  the relevant Obligor and the Facility Agent designate an electronic website for this purpose;

  (iii)
  the relevant Obligor notifies the Facility Agent of the address of and password for the website; and

  (iv)
  the information posted is in a format agreed between the relevant Obligor and the Facility Agent.

    The Facility Agent must supply each relevant Lender with the address of and password for the website.

  (b)
  Notwithstanding the above, each Obligor must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

  (i)
  any Lender not agreeing to receive information via the website; and

  (ii)
  within ten Business Days of request any other Lender, if that Lender so requests.

  (c)
  Each Obligor must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

  (i)
  its website cannot be accessed;

    (ii)
    the website or any information on the website is infected by any electronic virus or similar software;

    (iii)
    the password for the website is changed; or

    (iv)
    any information to be supplied under this Agreement is posted on the website or amended after being posted.

    If the circumstances in paragraphs (i) or (ii) above occur, the relevant Obligor must supply any information required under this Agreement in paper form.

19.   FINANCIAL COVENANTS

19.1 Definitions

  In this Clause:

  Adjusted Equity means at any time the aggregate of equity based on the latest published audited consolidated balance sheet of the Company (the latest balance sheet) but adjusted by including any amount attributable to minority interests and Shareholder Loans.

  Adjusted Net Debt means at any time Interest Bearing Liabilities less Consolidated Cash and Cash Equivalents and less (to the extent included in the Interest Bearing Liabilities) Shareholder Loans.

  Consolidated Cash and Cash Equivalents means, at any time:

  (a)
  cash in hand or on deposit with any acceptable bank;

  (b)
  certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

  (c)
  any investment in marketable obligations issued or guaranteed by the government of an agreed country or by an instrumentality or agency of the government of an agreed country;

  (d)
  open market commercial paper:

  (i)
  for which a recognised trading market exists;

  (ii)
  issued in an agreed country;

  (iii)
  which matures within one year after the relevant date of calculation; and

  (iv)
  which has a credit rating of either A-1 by S&P or Fitch or P-1 by Moody's, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating;

  (e)
  Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank (or any dematerialised equivalent); or

  (f)
  any other instrument, security or investment approved by the Majority Lenders,

  in each case, to which any member of the Company Group is beneficially entitled at that time and which is capable of being applied against Interest Bearing Liabilities. For this purpose an acceptable bank is a commercial bank or trust company which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody's or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Majority Lenders; and

  an agreed country is U.S., U.K. or Sweden.

  Consolidated EBITDA means the consolidated net pre-taxation profits of the Company Group for a Measurement Period as adjusted by:

  (a)
  adding back Consolidated Interest Payable;

  (b)
  taking no account of any extraordinary item;

  (c)
  excluding any amount attributable to minority interests;

  (d)
  adding back depreciation and amortisation; and

  (e)
  taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Company Group during that Measurement Period.

  Consolidated Interest Payable means all interest and other financing charges (whether, in each case, paid, payable or capitalised other than capitalised interest on the ISO-cracker Investment and exchange rate movements recorded under financial costs), incurred by the Company Group during a Measurement Period.

  Consolidated Interest Receivable means all interest and other financing charges received or receivable by the Company Group during a Measurement Period.

  Gross Interest means Consolidated Interest Payable less Consolidated Interest Receivable during the relevant Measurement Period.

  Interest Bearing Liabilities means at any time the consolidated amount of the interest bearing liabilities of the Company Group as determined in accordance with GAAP as used in preparing the Original Financial Statements (including pension liabilities (Sw: avsatt till pensioner) and financial leases).

  Measurement Period means each period of 12 months ending as a Quarter Date.

  Operating Cashflow means Consolidated EBITDA adjusted by taking into account any exchange rate movements.

  Quarter Date means, as appropriate, 31st March, 30th June, 30th September and 31st December.

19.2 Interpretation

  (a)
  Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles and practices applied in connection with the Original Financial Statements.

  (b)
  Any amount in a currency other than euros is to be taken into account at its euros equivalent calculated on the basis of:

  (i)
  the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with euros at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

  (ii)
  if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

  (c)
  No item must be credited or deducted more than once in any calculation under this Clause.

19.3 Gearing

  (a)
  Subject to paragraph (b) below, the Company must ensure that the ratio of Adjusted Net Debt to Adjusted Equity (the Ratio) does not at any time exceed 1.15:1.00.

  (b)
  Notwithstanding paragraph (a) above, the Ratio may be greater than 1.15:1.00 at any time (but so long as it is not greater than 1.25:1.00 at any time) provided that, within three months of the Ratio first exceeding 1.15:1.00, the Parent makes a capital injection in the form of an equity contribution in cash to the Company of a minimum of euro25,000,000 so that, immediately after this capital injection is made, the Ratio is not greater than 1.05:1.00 (such period of three months being a Grace Period).

  (c)
  Upon the Ratio first exceeding 1.15:1.00, the Company shall promptly notify the Facility Agent of this fact.

  (d)
  After the Parent has made a capital injection under paragraph (b) above, the Company shall prove to the satisfaction of the Facility Agent that:

  (i)
  this capital injection has been made; and

  (ii)
  the Ratio has changed to be equal to or lower than 1.05:1.00.

19.4 Interest cover

  The Company must ensure that the ratio of Operating Cashflow to Gross Interest is not, at the end of a Measurement Period during a period set out in the table below, less than the value set opposite that period:

Date	Ratio
from Signing Date to 31st December, 2005 (inclusive)	3.50:1.00
from 1st January, 2006 to 31st December, 2006 (inclusive)	4.00:1.00
Thereafter	5.00:1.00

20.   GENERAL COVENANTS

20.1 General

  Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Parent Group, each Obligor must ensure that each of its Subsidiaries performs that covenant.

20.2 Authorisations

  Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

20.3 Compliance with laws

  Each member of the Parent Group must comply in all respects with all laws to which it is subject where failure to do so would reasonably be likely to have a Material Adverse Effect.

20.4 Pari passu ranking

  Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

20.5 Negative pledge

  (a)
  Except as provided below, no member of the Parent Group may create or allow to exist any Security Interest on any of its assets.

  (b)
  Paragraph (a) does not apply to:

  (i)
  any Security Interest created or permitted to exist with the prior consent of the Facility Agent;

  (ii)
  any Security Interest constituted by the indenture dated 10th April, 2001 entered into by the Parent in connection with the Senior Secured Notes or over the shares in the Company under the Share Pledge Agreement or the intercompany indebtedness of the Company to the Parent under the Security Assignment Agreement, in each case in favour of the holders of the Senior Secured Notes, and as required by (and referred to in) that indenture;

  (iii)
  any Security Interest comprising a netting or set-off arrangement entered into by a member of the Parent Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

  (iv)
  any Security Interest arising by operation of law and in the ordinary course of business and securing amounts not more than 90 days overdue;

  (v)
  any Security Interest on an asset, or an asset of any person, acquired by a member of the Parent Group after the date of this Agreement but only for the period of six months from the date of acquisition and to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

  (vi)
  any Security Interest over assets acquired after the date of this Agreement as security for or in respect of Financial Indebtedness incurred solely to finance all or part of the purchase price of those assets, provided that the Security Interest is created at the time of the acquisition and the maximum amount of the Financial Indebtedness secured by that Security Interest does not exceed the purchase price and that such Security Interests are discharged within six months from the date of acquisition;

    (vii)
    any Security Interest over amounts which a member of the Parent Group is required under the rules of any relevant financial exchange to place as collateral with a financial exchange in relation to derivative instruments entered into in the ordinary course of trade;

    (viii)
    any Security Interest (the new Security Interest) created in substitution for any of the Security Interests referred to in paragraphs (i) to (vii) above (including in favour of any refinancier of the indebtedness secured by any of those Security Interests), provided that the new Security Interest subsists over the same asset(s) as had been secured by the Security Interest which it replaced, the principal, capital or nominal amount secured by the new Security Interest does not exceed the amount permitted to be secured by the Security Interest which it replaced, and (in the case of new Security Interests created in substitution for Security Interests permitted under paragraphs (v) and (vi) above) the new Security Interests are discharged within the original period of six months referred to in those paragraphs; and

    (ix)
    any Security Interest securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not allowed under the preceding sub-paragraphs) does not exceed euro15,000,000 or its equivalent at any time (when aggregated with the value of transactions permitted in accordance with paragraph (c) below).

  (c)
  No member of the Parent Group may:

  (i)
  sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Parent Group or any of its related entities; or

  (ii)
  sell, transfer or otherwise dispose of any of its receivables on recourse terms,

    in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset, except where the value of such sale, transfer or disposal does not exceed euro15,000,000 or its equivalent at any time (when aggregated with the amount of any indebtedness subject to a Security Interest referred to in paragraph (b)(ix) above).

20.6 Disposals

  (a)
  Except as provided below, no member of the Parent Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

  (b)
  Paragraph (a) does not apply to any disposal:

  (i)
  made in the ordinary course of business of the disposing entity;

  (ii)
  of assets in exchange for other assets comparable or superior as to type, value and quality;

  (iii)
  by one member of the Company Group to another member of the Company Group on arm's length terms for fair value;

    (iv)
    by the Parent to the Company;

    (v)
    of any asset from the Company Group to the Parent to the extent that such disposal does not constitute a lawful dividend in accordance with paragraph (vi) below, the disposal of which asset to the Parent the Parent must procure is not restricted by the terms of the Senior Secured Notes;

    (vi)
    by the Company Group to the Parent which constitutes a lawful dividend;

    (vii)
    constituted by the Group Contribution;

    (viii)
    in the event that the Company makes no Group Contribution, or makes a Group Contribution of an amount less than the Charges (as defined in Clause 20.15 (Group Contribution) but excluding, for the purposes of this Clause, the Charges set out in Clause 20.15(b)(iv)), a disposal by the Company by way of a payment to the Parent out of the Company's distributable profits in any year to enable the Parent to pay the Charges;

    (ix)
    where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration for any other disposal not allowed under the preceding sub-paragraphs) does not exceed euro10,000,000 or its equivalent in any financial year of the Company.

  (c)
  This Clause 20.6 does not prevent the refinancing or redemption of the Senior Secured Notes (this term including for this purpose any Financial Indebtedness refinancing them, and subsequent refinancings of any such refinancing Financial Indebtedness).

20.7 Financial Indebtedness

  (a)
  Except as provided below, no member of the Company Group (other than the Company or Preem Finans AB) may incur any Financial Indebtedness.

  (b)
  Paragraph (a) does not apply to:

  (i)
  any Financial Indebtedness agreed to in advance by the Majority Lenders;

  (ii)
  any Financial Indebtedness existing as at the date of the Amendment Agreement, provided that the amount of such Financial Indebtedness shall not be increased without the prior consent of the Lenders;

  (iii)
  any Financial Indebtedness owed by a member of the Company Group to another member of the Company Group;

  (iv)
  any Financial Indebtedness incurred under a banking facility available to the Company Group as at the date of the Amendment Agreement, up to the aggregate amount available for drawing under that facility as at that date; or

  (v)
  any Financial Indebtedness incurred in refinancing, renewing or replacing any of the Financial Indebtedness referred to in paragraphs (i) to (iv) (inclusive) above, up to the same aggregate principal amount as the Financial Indebtedness so refinanced, renewed or replaced.

20.8 Change of business

  The Company must ensure that no substantial change is made to the general nature of the business of the Company or the Company Group from that carried on at the date of this Agreement.

20.9 Mergers

  No Obligor may, and each Obligor will procure that none of its Subsidiaries shall, enter into any amalgamation, demerger, merger or reconstruction otherwise than:

  (a)
  in respect of a member of the Parent Group other than an Obligor, under an intra-Group re-organisation on a solvent basis;

  (b)
  in respect of a member of the Parent Group other than an Obligor, where the existing member of the Parent Group is the surviving entity;

  (c)
  in respect of any member of the Parent Group other than an Obligor, where such amalgamation, demerger, merger or reconciliation would not reasonably be expected to have a Material Adverse Effect; or

  (d)
  as agreed in advance by the Lenders (acting reasonably).

20.10 Acquisitions

  (a)
  Except as provided below, no member of the Parent Group may make any acquisition or investment.

  (b)
  Paragraph (a) does not apply to:

  (i)
  acquisitions or investments made in the ordinary course of trade;

  (ii)
  any acquisition of a business which is complementary to the core business of the Company and its Subsidiaries;

  (iii)
  any acquisition or investment by one member of the Company Group from or in another member of the Company Group on arm's length terms for fair value; or

  (iv)
  any investment by any member of the Company Group permitted by Clauses 20.6(b)(v) or (vi) (Disposals).

20.11 Environmental matters

  (a)
  In this Subclause (and as used in Clause 25.2 (Other indemnities)):

    Environmental Approval means any authorisation required by an Environmental Law.

    Environmental Claim means any claim by any person in connection with:

    (i)
    a breach, or alleged breach, of an Environmental Law;

    (ii)
    any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

    (iii)
    any other environmental contamination.

    Environmental Law means any law or regulation concerning:

    (i)
    the protection of health and safety;

    (ii)
    the environment; or

    (iii)
    any emission or substance which is capable of causing harm to any living organism or the environment.

  (b)
  Each member of the Parent Group must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where mandatory or where failure to do so would be reasonably likely to have a Material Adverse Effect or results in any liability for a Finance Party.

  (c)
  Each Obligor must promptly upon becoming aware, notify the Facility Agent of any Environmental Claim current, or to its knowledge, pending which, if substantiated, would be reasonably likely to either have a Material Adverse Effect or result in any material liability for a Finance Party.

20.12 Insurance

  Each member of the Parent Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

20.13 Documents

  (a)
  Without the prior consent of the Majority Lenders (not to be unreasonably withheld or delayed), no Obligor may make any material amendment to:

  (i)
  its constitutional documents; or

  (ii)
  the terms or conditions of any Shareholder Loan.

  (b)
  Notwithstanding paragraph (a) above, the Company may, with the consent of the Parent, convert a Shareholder Loan into issued ordinary share capital of the Company provided that the Parent shall at all times remain the registered holder of all shares resulting from any such conversion.

20.14 Capital Expenditure

  (a)
  Subject to paragraphs (b) and (c) below, no member of the Parent Group shall incur any capital expenditure which, when aggregated with the capital expenditure incurred by any other member of the Parent Group, exceeds euro 85,000,000 in any financial year (the Maximum Cap-Ex).

  (b)
  Any unutilised balance of the Maximum Cap-Ex in any financial year may be carried forward and added to the next financial year's Maximum Cap-Ex. Such unutilised capital expenditure may only be carried over for one financial year.

  (c)
  The restriction set out in paragraph (a) above shall not apply to any capital expenditure incurred in connection with the ISO-Cracker Investment provided that such capital expenditure does not exceed euro 425,000,000 in aggregate during the life of the Facilities.

20.15 Group Contribution

  (a)
  The Parent shall ensure that an amount equal to 50 per cent. of the Net Group Contribution in any financial year shall promptly be made available to the Company by way of equity contributions (including retained profit) or subordinated loans to the Company (such subordination to be substantially on the terms of the Shareholder Loan designated as 'Shareholder Loan Agreement No. 1A').

  (b)
  For the purposes of this Clause:

    Charges shall mean the aggregate in any financial year of:

    (i)
    any amounts required by the Parent to make interest payments as they fall due under the Senior Secured Notes (that term including for this purpose any Financial Indebtedness refinancing the Senior Secured Notes, and subsequent refinancings of such refinancing

      Financial Indebtedness, in each case, so long as the aggregate annual amount of interest payable on that Financial Indebtedness is not increased above the aggregate annual amount payable on the Senior Secured Notes);

    (ii)
    any hedging costs incurred in respect of hedging the Parent's currency exposure;

    (iii)
    any other costs incurred by the Parent up to a maximum amount of euro3,000,000 per annum; and

    (iv)
    additional working capital up to a maximum amount of euro7,000,000 per annum.

    Net Group Contribution shall mean the Group Contribution in a financial year less any Charges for that financial year.

20.16 Shareholder Loans

  No Shareholder Loan may be prepaid, repaid or amended without the prior consent of the Lenders. This will not prevent the conversion of a Shareholder Loan into share capital of the Company as referred to in Clause 20.13(b) (Documents).

20.17 Guarantees

  No Obligor shall, and shall procure that no other member of the Parent Group will, grant or permit to subsist any guarantee other than:

  (a)
  the guarantee granted by the Parent on the terms of this Agreement; and

  (b)
  the guarantee granted by the Parent on the terms of the HYB Indenture.

20.18 Intellectual Property

  Each Obligor shall, and shall procure that each other member of the Parent Group shall:

  (a)
  make and maintain such applications and registrations and pay such fees and other amounts and to do all things necessary to maintain and protect any intellectual property rights used by such member of the Parent Group except where failure to do so would not reasonably be expected to have a Material Adverse Effect; and

  (b)
  take such reasonable steps as are necessary to prevent third parties infringing those intellectual property rights referred to in paragraph (i) above if such infringement might reasonably be likely to have a Material Adverse Effect.

20.19 High Yield Bond

  The Company shall ensure:

  (a)
  that the Loans constitute Senior Indebtedness for the purposes of the HYB Indenture;

  (b)
  that no HYB Note is prepaid at any time prior to the expiry of the Facilities (including on a change of control (as defined in the HYB Indenture) of the Company);

  (c)
  that no HYB Note is redeemed for any reason prior to the expiry of the Facilities (including voluntarily or for tax reasons) unless such redemption is from the proceeds of an equity issue or a subordinated debt issue on terms satisfactory to the Lenders; and

  (d)
  that there is no legal or covenant defeasance on the terms of the HYB Indenture.

20.20 Know your client checks

  (a)
  Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested (via the Facility Agent in accordance with Clause 34.4(a) (Obligors)) by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all its know your customer requirements.

  (b)
  Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all its know your customer requirements.

21.   DEFAULT

21.1 Events of Default

  Each of the events set out in this Clause is an Event of Default.

21.2 Non-payment

  An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

  (a)
  is caused by technical or administrative error in the automated cash transmission system; and

  (b)
  is remedied within three Business Days of the date on which that Obligor is notified of non-receipt of payment by the Facility Agent.

21.3 Breach of other obligations

  (a)
  Subject to paragraph (b) below, an Obligor does not comply with any term of Clause 19 (Financial covenants) and Clause 20 (General covenants).

  (b)
  No Event of Default will occur under paragraph (a) above in relation to Clauses 20.2 (Authorisations), 20.11 (Environmental matters), 20.12 (Insurance), 20.13 (Documents) and 20.18 (Intellectual Property) if the failure to comply:

  (i)
  is capable of remedy; and

  (ii)
  is remedied within 20 days of the earlier of the Facility Agent giving notice and that Obligor becoming aware of the non-compliance.

  (c)
  An Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

  (i)
  is capable of remedy; and

  (ii)
  is remedied within 30 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

21.4 Misrepresentation

  A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated and the circumstances giving rise to such misrepresentation are not remedied within 20 days of the earlier of the Facility Agent giving notice to the Company or the Obligor becoming aware of the misrepresentations.

21.5 Cross-default

  (a)
  Any of the following occurs in respect of a member of the Parent Group:

  (i)
  any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

  (ii)
  any of its Financial Indebtedness:

  (A)
  becomes prematurely due and payable;

  (B)
  is placed on demand; or

  (C)
  is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

      in each case, as a result of an event of default having occurred (howsoever described); or

    (iii)
    any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

    unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (i)-(iii) above is less than euro10,000,000 or its equivalent.

  (b)
  Any amount due under the Senior Secured Notes is not paid when due after applicable grace periods.

21.6 Insolvency

  Any of the following occurs in respect of a member of the Parent Group:

  (a)
  it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

  (b)
  it admits its inability to pay its debts as they fall due;

  (c)
  it suspends making payments on any of its debts or announces an intention to do so;

  (d)
  by reason of actual or foreseen financial difficulties, it begins negotiations with any creditor for the rescheduling in any material respect of any of its indebtedness; or

  (e)
  a moratorium is declared in respect of any of its indebtedness.

21.7 Insolvency proceedings

  (a)
  Except as provided below, any of the following occurs in respect of a member of the Parent Group:

  (i)
  any corporate action is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

  (ii)
  a meeting of its shareholder, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

  (iii)
  any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

  (iv)
  an order for its winding-up, administration or dissolution is made;

    (v)
    any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

    (vi)
    its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

    (vii)
    any other analogous step or procedure is taken in any jurisdiction.

  (b)
  Paragraph (a) does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 30 days.

21.8 Creditors' process

  Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Parent Group, having an aggregate value of at least euro5,000,000, and is not discharged within fourteen days.

21.9 Cessation of business

  A member of the Parent Group ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement.

21.10 Effectiveness of Finance Documents

  (a)
  It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

  (b)
  Any Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason.

  (c)
  An Obligor repudiates a Finance Document or formally or in writing evidences an intention to repudiate a Finance Document.

21.11 Ownership of the Company

  The Company is not or ceases to be a directly wholly-owned Subsidiary of the Parent.

21.12 Litigation

  Any litigation, arbitration or administrative proceeding is commenced against any member of the Parent Group which, if adversely determined, would be reasonably likely to have a Material Adverse Effect

21.13 Material adverse change

  Any event or series of events occurs which would be reasonably likely to have a Material Adverse Effect.

21.14 Acceleration

  If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

  (a)
  cancel all or any part of the Total Commitments; and/or

  (b)
  declare that all or part of any amounts outstanding under the Finance Documents are:

  (i)
  immediately due and payable; and/or

  (ii)
  payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

  Any notice given under this Subclause will take effect in accordance with its terms.

22.   THE ADMINISTRATIVE PARTIES

22.1 Appointment and duties of the Facility Agent

  (a)
  Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

  (b)
  Each Finance Party irrevocably authorises the Facility Agent to:

  (i)
  perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

  (ii)
  execute each Finance Document expressed to be executed by the Facility Agent.

  (c)
  The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

22.2 Role of the Mandated Lead Arrangers

  Except as specifically provided in the Finance Documents, neither Mandated Lead Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

22.3 No fiduciary duties

  Except as specifically provided in a Finance Document, nothing in the Finance Documents makes the Facility Agent a trustee or fiduciary for any other Party or any other person. No Finance Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4 Individual position of the Facility Agent

  (a)
  If it is also a Lender, the Facility Agent has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not the Facility Agent.

  (b)
  The Facility Agent may:

  (i)
  carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

  (ii)
  retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

22.5 Reliance

  The Facility Agent may:

  (a)
  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

  (b)
  rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

  (c)
  engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

  (d)
  act under the Finance Documents through its personnel and agents.

22.6 Majority Lenders' instructions

  (a)
  The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

  (b)
  The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party, the Lenders or the Majority Lenders has not been exercised.

  (c)
  The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

  (d)
  The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Lenders.

22.7 Responsibility

  (a)
  The Facility Agent is not responsible to any other Finance Party for the adequacy, accuracy or completeness of:

  (i)
  any Finance Document or any other document; or

  (ii)
  any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

  (b)
  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

  (i)
  has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

  (ii)
  has not relied exclusively on any information provided to it by the Facility Agent in connection with any Finance Document.

22.8 Exclusion of liability

  (a)
  The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

  (b)
  No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

22.9 Default

  (a)
  The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

  (b)
  If the Facility Agent:

  (i)
  receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

  (ii)
  is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

    it must promptly notify the Lenders.

22.10 Information

  (a)
  The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

  (b)
  Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

  (c)
  Except as provided above, the Facility Agent has no duty:

  (i)
  either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

  (ii)
  unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

  (d)
  The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Parent Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

  (e)
  Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

22.11 Indemnities

  (a)
  Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

  (b)
  The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

22.12 Compliance

  The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

22.13 Resignation of the Facility Agent

  (a)
  The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Company.

  (b)
  Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

  (c)
  If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

  (d)
  The person(s) appointing a successor Facility Agent must consult with the Company and obtain its consent (such consent not to be unreasonably withheld) prior to the appointment unless the successor Facility Agent is a Lender, is capable of performing the facility agency function and no other Lender has been appointed as successor Facility Agent. Any successor Facility Agent must have an office in the U.K.

  (e)
  The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

  (f)
  The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

  (g)
  Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

  (h)
  The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

22.14 Relationship with Lenders

  (a)
  The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

  (b)
  The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

  (c)
  The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

22.15 Facility Agent's management time

  If the Facility Agent requires, any amount payable to the Facility Agent by any Party in connection with the occurrence of a default or the enforcement or preservation of any rights by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

22.16 Notice period

  Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

22.17 Facility Agent

  In acting as Facility Agent, the agency division of Skandinaviska Enskilda Banken AB (publ) is treated as a separate entity from its other divisions and departments. Any information acquired by Skandinaviska Enskilda Banken AB (publ) which, in its opinion, is acquired by it otherwise than its capacity as Facility Agent, may be treated as confidential by Skandinaviska Enskilda Banken AB (publ) and will not be treated as information possessed by the Facility Agent in its capacity as such.

23.   EVIDENCE AND CALCULATIONS

23.1 Accounts

  Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

23.2 Certificates and determinations

  Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3 Calculations

  Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

24.   FEES

24.1 Facility Agent's fee

  The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

24.2 Arrangement fee

  The Company must pay to the Lenders for their own account an arrangement fee in the manner agreed in the Fee Letter between the Facility Agent and the Company. This fee shall be distributed by the Mandated Lead Arrangers among the Lenders in accordance with the arrangements agreed by the Mandated Lead Arrangers with the Lenders.

24.3 Commitment fee

  (a)
  The Company must pay a commitment fee computed on the undrawn, uncancelled amount of each Lender's Commitment.

  (b)
  The rate for this fee will be 0.45 per cent. of the Margin for the period from the Effective Date up to and including the first Margin Reset Date to occur.

  (c)
  Thereafter, the rate to apply during each Margin Period shall be calculated by the Facility Agent by reference to the table below and the information set out in the relevant Compliance Certificate on each Margin Reset Date to occur:

Ratio of Adjusted Net Debt to Adjusted Equity	Percentage of the Margin
Greater than 0.75:1.00	50
Less than or equal to 0.75:1.00	45
  (d)
  Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

25.   INDEMNITIES AND BREAK COSTS

25.1 Currency indemnity

  (a)
  The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

  (i)
  that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

  (ii)
  that liability being converted into a claim, proof, judgment or order,

    in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

  (b)
  Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2 Other indemnities

  (a)
  The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

  (i)
  the occurrence of any Event of Default;

    (ii)
    any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

    (iii)
    (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan;

    (iv)
    a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment; or

    (v)
    any actual or alleged breach by any member of the Group of any Environmental Law or Environmental Approval, where such loss or liability is incurred by that Finance Party as a direct consequence of it being a party to a Finance Document and would not have been so incurred by such Finance Party if it had not been such a party.

    The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

  (b)
  The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

  (i)
  investigating any event which the Facility Agent reasonably believes to be a Default; or

  (ii)
  acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

  (c)
  The Company's obligation to indemnify the Facility Agent against any loss or liability under paragraph (b) above shall not include matters caused by any Finance Party's gross negligence or wilful misconduct.

25.3 Break Costs

  (a)
  The Company must pay to each Lender its Break Costs.

  (b)
  Break Costs are the amount (if any) determined by the relevant Lender by which:

  (i)
  the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

    exceeds

    (ii)
    the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

  (c)
  Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

26.   EXPENSES

26.1 Initial costs

  The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees), supported by an invoice or other evidence of incurrence, reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

26.2 Subsequent costs

  The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees), supported by an invoice or other evidence of incurrence, reasonably incurred by it in connection with:

  (a)
  the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

  (b)
  any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

26.3 Enforcement costs

  The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in the circumstances then existing in connection with the enforcement of, or the preservation of any rights under, any Finance Document and supported by an invoice or other evidence of incurrence.

26.4 Debit of costs

  No debit shall be made from the Company's account in respect of any costs referred to in Clauses 26.1 (Initial costs) or 26.2 (Subsequent costs) until ten Business Days from receipt by the Company of an invoice or other evidence of incurrence as evidence that the reimbursement of such costs or expenses is due and payable.

27.   AMENDMENTS AND WAIVERS

27.1 Procedure

  (a)
  Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

  (b)
  The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

27.2 Exceptions

  (a)
  An amendment or waiver which relates to:

  (i)
  the definition of Majority Lenders in Clause 1.1 (Definitions);

  (ii)
  an extension of the date of payment of any amount to a Lender under the Finance Documents;

  (iii)
  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

    (iv)
    an increase in, or an extension of, a Commitment or the Total Commitments;

    (v)
    a release of an Obligor;

    (vi)
    a term of a Finance Document which expressly requires the consent of each Lender;

    (vii)
    the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

    (viii)
    Clause 2.3 (Nature of a Finance Party's rights and obligations), Clause 16 (Guarantee and Indemnity) or this Clause,

    may only be made with the consent of all the Lenders.

  (b)
  An amendment or waiver which relates to the rights or obligations of the Facility Agent or a Mandated Lead Arranger may only be made with the consent of the Facility Agent or that Mandated Lead Arranger.

27.3 Change of currency

  If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

27.4 Waivers and remedies cumulative

  The rights of each Finance Party under the Finance Documents:

  (a)
  may be exercised as often as necessary;

  (b)
  are cumulative and not exclusive of its rights under the general law; and

  (c)
  may be waived only in writing and specifically.

  Delay in exercising or non-exercise of any right is not a waiver of that right.

28.   CHANGES TO THE PARTIES

28.1 Assignments and transfers by Obligors

  Neither Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

28.2 Assignments and transfers by Lenders

  (a)
  A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person, any other bank or financial institution or to a trust fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

  (b)
  Unless the Company and the Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of euro10,000,000.

  (c)
  The consent of the Company is required for an assignment or transfer by a Lender unless:

  (i)
  the assignment of transfer is to another Lender or an Affiliate of a Lender; or

    (ii)
    an Event of Default is outstanding.

  (d)
  The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Company within that time.

  (e)
  The Company may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost unless the Mandatory Cost is itself a material amount and such increase is material.

  (f)
  A transfer of obligations will be effective only if either:

  (i)
  the obligations are novated in accordance with the following provisions of this Clause; or

  (ii)
  the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent and the Company that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

  (g)
  Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of euro2,000.

  (h)
  Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.3 Procedure for transfer by way of novations

  (a)
  In this Subclause:

  Transfer Date means, for a Transfer Certificate, the later of:

    (i)
    the proposed Transfer Date specified in that Transfer Certificate; and

    (ii)
    the date on which the Facility Agent executes that Transfer Certificate.

  (b)
  A novation is effected if:

  (i)
  the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

  (ii)
  the Facility Agent executes it.

    The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order. The Facility Agent shall only be obliged to execute a Transfer Certificate upon its satisfaction with the results of all "know your client" or other checks relating to the identity of any person that it is required to carry out in relation to the transfer to such New Lender.

  (c)
  Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

  (d)
  On the Transfer Date:

  (i)
  the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

    (ii)
    the Existing Lender will be released from those obligations and cease to have those rights.

28.4 Limitation of responsibility of Existing Lender

  (a)
  Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

  (i)
  any Finance Document or any other document; or

  (ii)
  any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

    and any representations or warranties implied by law are excluded.

  (b)
  Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

  (i)
  has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

  (ii)
  has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

  (c)
  Nothing in any Finance Document requires an Existing Lender to:

  (i)
  accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

  (ii)
  support any losses incurred by the New Lender by reason of the non-performance by either Obligor of its obligations under any Finance Document or otherwise.

28.5 Costs resulting from change of Lender or Facility Office

  If:

  (a)
  a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

  (b)
  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

  then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the relevant Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

28.6 Changes to the Reference Banks

  If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must appoint (with the consent of the Company, such consent not to be unreasonably withheld or delayed) another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.   DISCLOSURE OF INFORMATION

  (a)
  Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

  (i)
  which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

  (ii)
  in connection with any legal or arbitration proceedings;

  (iii)
  if required to do so under any law or regulation;

  (iv)
  if required to do so, to a governmental, banking, taxation or other regulatory authority;

  (v)
  to its professional advisers;

  (vi)
  to the extent allowed under paragraph (b) below;

  (vii)
  to another Obligor; or

  (viii)
  with the agreement of the relevant Obligor.

  (b)
  A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

  (i)
  a copy of any Finance Document; and

  (ii)
  any information which that Finance Party has acquired under or in connection with any Finance Document.

    However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

  (c)
  This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

30.   SET-OFF

  A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.   PRO RATA SHARING

31.1 Redistribution

  If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

  (a)
  the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

  (b)
  the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

  (c)
  the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

31.2 Effect of redistribution

  (a)
  The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

  (b)
  When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

  (c)
  If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

  (d)
  If:

  (i)
  a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

  (ii)
  the recovering Lender has paid a redistribution in relation to that recovery,

    each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

31.3 Exceptions

  Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

  (a)
  it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

  (b)
  it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

  (i)
  the recovering Lender notified the Facility Agent of those proceedings; and

  (ii)
  the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

32.   SEVERABILITY

  If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

  (a)
  the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

  (b)
  the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.   COUNTERPARTS

  Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.   NOTICES

34.1 In writing

  (a)
  Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post or fax; or

  (b)
  Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2 Contact details

  (a)
  Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

  (b)
  The contact details of the Company for this purpose are:

Address:	Sandhamnsgatan 51, Box 27800, SE-115 93, Stockholm, Sweden
Fax number:	+46 8 663 4929
Attention:	Per Hojgard
  (c)
  The contact details of the Parent for this purpose are:

Address:	Sandhamnsgatan 51, Box 27800, SE-115 93, Stockholm, Sweden
Fax number:	+46 8 663 4929
Attention:	Per Hojgard
  (d)
  The contact details of the Facility Agent for this purpose are:

Address:	Skandinaviska Enskilda Banken AB (publ), Rissneleden 110, 106 40 Stockholm, Sweden
Fax number:	+46 8 611 0384
Attention:	Foreign Credit Administration.

    with a copy to:

Address:	SEB Merchant Banking, 2 Cannon Street, London EC4M 6XX, United Kingdom
Fax number:	+44 20 7329 2304
Attention:	Loans Agency.
  (e)
  Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

  (f)
  Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

34.3 Effectiveness

  (a)
  Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

  (i)
  if delivered in person, at the time of delivery;

  (ii)
  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

  (iii)
  if by fax, when received in legible form; and

  (iv)
  if by e-mail or any other electronic communication, when received in legible form.

  (b)
  A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

  (c)
  A communication to the Facility Agent will only be effective on actual receipt by it.

34.4 Obligors

  (a)
  All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

  (b)
  All communications under the Finance Documents to or from the Parent must be sent through the Company.

  (c)
  The Parent irrevocably appoints the Company to act as its agent:

  (i)
  to give and receive all communications under the Finance Documents;

  (ii)
  to supply all information concerning itself to any Finance Party; and

  (iii)
  to sign all documents under or in connection with the Finance Documents.

  (d)
  Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the Parent.

  (e)
  The Facility Agent may assume that any communication made by the Company is made with the consent of the Parent.

35.   LANGUAGE

  (a)
  Any notice given in connection with a Finance Document must be in English.

  (b)
  Any other document provided in connection with a Finance Document must be:

  (i)
  in English; or

  (ii)
  (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

36.   GOVERNING LAW

  This Agreement is governed by English law.

37.   ENFORCEMENT

37.1 Jurisdiction

  (a)
  The English courts have non-exclusive jurisdiction to settle any dispute in connection with any Finance Document.

  (b)
  The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

  (c)
  This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

  (i)
  proceedings in any other court; and

  (ii)
  concurrent proceedings in any number of jurisdictions.

37.2 Service of process

  (a)
  Each Obligor not incorporated in England and Wales irrevocably appoints LeBoeuf, Lamb Corporate Services Limited, No. 1 Minster Court, London EC3R 7YL as its agent under the Finance Documents for service of process in any proceedings before the English courts.

  (b)
  If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

  (c)
  Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

  (d)
  This Clause does not affect any other method of service allowed by law.

37.3 Waiver of immunity

  Each Obligor irrevocably and unconditionally:

  (a)
  agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

  (b)
  consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

  (c)
  waives all rights of immunity in respect of it or its assets.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

Name of Original Lender	Term Loan Commitments
(euro)
Skandinaviska Enskilda Banken AB (publ)	21,000,000
Svenska Handelsbanken AB (publ)	21,000,000
DnB NOR Bank ASA	17,500,000
Danske Bank A/S	14,500,000
HSH Nordbank AG, Copenhagen Branch	14,500,000
Nord/LB Norddeutsche Landesbank Girozentrale Stockholm Branch	14,500,000
Nordea Bank AB (publ)	14,500,000
Swedbank (FöreningsSparbanken AB (publ)	14,500,000
ING Bank N.V.	10,000,000
Islandsbanki hf.	8,000,000
Total Term Loan Commitments	euro 150,000,000
Name of Original Lender	Revolving Credit Commitments
(euro)
Skandinaviska Enskilda Banken AB (publ)	21,000,000
Svenska Handelsbanken AB (publ)	21,000,000
DnB NOR Bank ASA	17,500,000
Danske Bank A/S	14,500,000
HSH Nordbank AG, Copenhagen Branch	14,500,000
Nord/LB Norddeutsche Landesbank Girozentrale Stockholm Branch	14,500,000
Nordea Bank AB (publ)	14,500,000
Swedbank (FöreningsSparbanken AB (publ)	14,500,000
ING Bank N.V.	10,000,000
Islandsbanki hf.	8,000,000
Total Revolving Credit Commitments	Euro 150,000,000
Total Commitments	euro 300,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

Obligors

1.
A copy of the constitutional documents of each Obligor.

2.
A copy of resolutions of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, and authorising (or, in the case of the Agreement when originally entered into on 28th June, 2004, ratifying) the execution by specified persons of, this Agreement, the Amendment Agreement and the Appointment Letter (as defined in the Amendment Agreement).

3.
A specimen of the signature of each person authorised on behalf of each Obligor to execute any Finance Document or to sign or send any document or notice in connection with any Finance Document including this Agreement, the Amendment Agreement and the Appointment Letter.

4.
A certificate of an authorised signatory of the Company certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Amendment Agreement.

5.
Evidence that the agent of each Obligor under the Finance Documents for service of process in England and Wales has accepted its appointment.

6.
A copy of the most recent audited consolidated financial statements for each Obligor.

Legal opinion

1.
A legal opinion of Allen & Overy LLP, legal advisers in England to the Finance Parties substantially in the form of Schedule 7 (Form of legal opinion of Allen & Overy LLP), addressed to the Finance Parties.

2.
A legal opinion of Advokatfirman Vinge KB, legal advisers in Sweden to the Finance Parties, addressed to the Finance Parties in relation to this Agreement and the Amendment Agreement.

Other documents and evidence

1.
Evidence that all fees and expenses due and payable on or before the first Utilisation Date from the Company under this Agreement and the Amendment Agreement have been or will be paid by the first Utilisation Date.

2.
Evidence that each Shareholder Loan has been subordinated to the Facilities substantially on the terms of Shareholder Loan Agreement No.1A.

3.
A certified copy of a group structure chart for the Parent Group as at the Signing Date.

4.
Copies of financial and other information as requested by the Lenders prior to the date of the Agreement including, but not limited to, revised five year financial projections.

5.
A certified copy of the HYB Indenture and any other document which the Facility Agent (acting reasonably) considers is necessary or desirable in connection with the HYB Issue.

6.
Evidence that as at 30th September, 2004 the Ratio of Adjusted Net Debt to Adjusted Equity was less than or equal to 0.60:1.00.

7.
A copy of any other authorisation, consent or other document, opinion or assurance which the Facility Agent has notified the Company prior to the date of this Agreement is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document including this Agreement, the Amendment Agreement and the Appointment Letter.

SCHEDULE 3

FORM OF REQUEST

To:	[SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)] as Facility Agent
From:	Preem Petroleum AB
Date:	[ ]

PREEM PETROLEUM AB (publ) €300,000,000 Facilities Agreement
dated 28th June, 2004 as amended and restated by an amendment and restatement agreement dated 2nd December, 2004 (the Agreement)

1.
We refer to the Agreement. This is a Request.

2.
We wish to borrow a [Term Loan/Revolving Loan](1) on the following terms:

(a)
Utilisation Date: [                        ]

(b)
Amount: euro[                        ]

(c)
Term: [                        ].

3.
Our payment instructions are: [                        ].

4.
We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.
This Request is irrevocable.

By:

PREEM PETROLEUM AB (publ)

(1)
Delete as appropriate

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.     General

  The Mandatory Cost is the weighted average of the rates for each Lender calculated below by the Facility Agent on the first day of a Term. The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

2.     For a Lender lending from a Facility Office in the U.K.

(a)
The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formula:

E × 0.01 300	per cent. per annum

  where on the day of application of the formula, E is calculated by the Facility Agent as being the average of the rates of charge supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)
For the purposes of this paragraph 2:

(i)
fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook; and

(ii)
tariff base has the meaning given to it in the fees rules.

(c)
Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.
(d)	(i)	Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender. The Facility Agent may assume that this information is correct in all respects.
(ii)
If a Lender fails to do so, the Facility Agent may assume that the Lender's obligations in respect of the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.
	(iii)	The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.

3.     For a Lender lending from a Facility Office in a Participating Member State

(a)
The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

(b)
If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.     Changes

  The Facility Agent may, after consultation with the Company and the Lenders, notify all the Parties of any amendment to this Schedule which is required to reflect:

  (a)
  any change in law or regulation; or

  (b)
  any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

  Any notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	[SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)] as Facility Agent
From:	[THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)
Date:	[ ]

PREEM PETROLEUM AB (publ) €300,000,000 Facilities Agreement
dated 28th June, 2004 as amended and restated by an amendment and restatement agreement dated 2nd December, 2004 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate.

1.
The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.
The proposed Transfer Date is [    ].

3.
The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

THE SCHEDULE

Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:

The Transfer Date is confirmed by the Facility Agent as [                        ].

[SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	[SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)] as Facility Agent
From:	[OBLIGOR]
Date:	[ ]

PREEM PETROLEUM AB (publ) €300,000,000 Facilities Agreement
dated 28th June, 2004 as amended and restated by an amendment and restatement agreement dated 2nd December, 2004 (the Agreement)

1.
We refer to the Agreement. This is a Compliance Certificate.

2.
We confirm that as at [relevant testing date]:

(a)
Adjusted Net Debt is [            ] and Adjusted Equity is [            ]; accordingly the ratio of Adjusted Net Debt to Adjusted Equity is [    ]:1.00;

(b)
Operating Cashflow is [            ] and -Gross Interest is [            ]; accordingly the ratio of Operating Cashflow to Gross Interest is [    ]:1.00.

3.
We confirm that capital expenditure since the start of the [20[    ]]/20[    ]] financial year is euro [            ].

4.
We set out below calculations establishing the figures in paragraph 2 above:

  [                        ]

5.
We confirm that no Default is outstanding as at [relevant testing date](1)

  [                        ]

[OBLIGOR]

By::

(1)
If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SCHEDULE 7

FORM OF LEGAL OPINION OF ALLEN & OVERY LLP

To:	The Finance Parties named as original parties to the Amendment Agreement (as defined below).
Date:	[ ]

Dear Sirs,

PREEM PETROLEUM AB (publ) €300,000,000 Facilities Agreement
dated 28th June, 2004 as amended and restated by an amendment and restatement agreement dated 2nd December, 2004 (respectively the Agreement and the Amendment Agreement)

We have received instructions from SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ) in connection with the Agreement and the Amendment Agreement.

Words defined in the Agreement have the same meaning when used in this opinion.

Subject to the qualifications set out below and to any matters not disclosed to us, we are of the opinion that, so far as the present laws of England are concerned, each of the Agreement and the Amendment Agreement constitutes a legally binding, valid and enforceable obligation of each Obligor.

The qualifications to which this opinion is subject are as follows:

(a)
We assume that the Amendment Agreement has been, and that the Agreement when originally entered into on 28th June, 2004 was, duly authorised and entered into by each party to it.

(b)
This opinion is subject to all insolvency and other laws affecting the rights of creditors generally.

(c)
We assume that no foreign law affects the conclusions stated above. We assume, in particular, that, so far as the laws of Sweden are concerned, each of the Agreement and the Amendment Agreement constitutes a legally binding, valid and enforceable obligation of each Obligor.

(d)
The term enforceable means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations of an Obligor may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This opinion is given for your sole benefit and may not be relied upon by or disclosed to any other person.

Yours faithfully,

QuickLinks

  Exhibit 4.9
SCHEDULE 1 To the Amendment and Restatement Agreement AMENDED AND RESTATED CREDIT AGREEMENT
SIGNATORIES To the Amendment and Restatement Agreement
SCHEDULE 1 ORIGINAL PARTIES
SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS
SCHEDULE 3 FORM OF REQUEST
SCHEDULE 4 CALCULATION OF THE MANDATORY COST
SCHEDULE 5 FORM OF TRANSFER CERTIFICATE
THE SCHEDULE
SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE
SCHEDULE 7 FORM OF LEGAL OPINION OF ALLEN & OVERY LLP